SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 9, 2003

VERSANT CORPORATION

(Exact name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-28540	94-3079392
(Commission File Number)	(I.R.S. Employer Identification Number)

6539 Dumbarton Circle Fremont California 94555
(Address of Principal Executive Offices) (Zip Code)

(510) 789-1500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits

Exhibit 99.01 — Press release issued on September 9, 2003.

ITEM 12. RESULTS OF OPERATION AND FINANCIAL CONDITION.

On September 9, 2003, Versant Corporation issued a press release regarding its financial results for its third fiscal quarter ended July 31, 2003.  A copy of that press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.  The information provided in this report and in the press release attached as an exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

The attached press release is also posted and available for review on the Company’s website at www.Versant.com.

Non-GAAP Financial Measures (Regulation G)

Versant uses both GAAP and non-GAAP financial measures to report its financial results.  The non-GAAP financial measure of earnings before interest, tax, depreciation and amortization (EBITDA) is included in the attached press release to provide investors an additional tool to evaluate on-going operating results and trends excluding certain items.  Management also believes EBITDA is a strong indicator of cash flow from operations.  EBITDA can be reconciled to Versant's net loss by excluding expense items for interest, tax, depreciation and amortization and interest income.  However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used within our press release exclude expenses for; interest, tax, depreciation and amortization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERSANT CORPORATION

Date: September 9, 2003	By: /s/ Lee McGrath
Lee McGrath, Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.01	Press release issued on September 9, 2003